Exhibit 10.2

FORWARD AIR CORPORATION
2025 NON-EMPLOYEE DIRECTOR STOCK PLAN
(effective JUNE 11, 2025)

TABLE OF CONTENTS
Page
Section 1    Establishment; Purpose    1
Section 2.    Administration    1
Section 3.    Shares of Common Stock Subject to the Plan    1
(a)    Number of Shares Issuable Under the Plan    1
(b)    Adjustments    1
(c)    Source of Shares    1
Section 4.    Eligibility    1
Section 5.    Grants of Awards    2
(a)    Annual Grants    2
(b)    Pro-Rata Grants    2
Section 6.    Terms and Conditions of Award Shares    2
(a)    Unrestricted Shares    2
(b)    Restricted Shares:    2
Section 7.    Terms and Conditions of Options    3
(a)    Exercisability    3
(b)    Post-Termination Exercise    3
(c)    Exercise Price    3
(d)    Method of Exercise    3
(e)    Restrictions on Transfer    4
(f)    Expiration of the Options    4
Section 8.    Deferral of Award Shares    4
(a)    Deferral of Award Shares    4
(b)    Settlement of Stock Units    4
(c)    Deferral Election Procedures    4
(d)    Rights in Respect of Deferred Award Shares    5
(e)    Transferability of Rights    5
Section 9.    Change in Control    5
(a)    Acceleration of Vesting, Exercisability, and Award Termination upon Change in Control    5
(b)    Definition of Change in Control    5
Section 10.    Amendment or Discontinuance.    6
Section 11.    Effective Date and Term of Plan.    6
Section 12.    Continuation of Director or Other Status.    6
Section 13.    The Company’s Rights.    7
Section 14.    No Trust or Fund Created.    7
Section 15.    Governing Law.    7
Section 16.    409A Savings Clause.    7
Section 17.    Compliance with Laws.    7

i

Section 1.    Establishment; Purpose.
The Company’s Board of Directors (the “Board”) finds it desirable and in the best interests of the Company and its shareholders to adopt the 2025 Non-Employee Director Stock Plan (the “Plan”) as set forth herein.
Under the Plan, the Company may grant non-employee directors equity compensation in the form of restricted shares (the “Restricted Shares”) of the $0.01 par value common stock of the Company (the “Common Stock”), unrestricted shares of Common Stock (the “Unrestricted Shares” and, together with the Restricted Shares, the “Award Shares”), deferred Award Shares (the “Stock Units”), and nonstatutory stock options (the “Options”) for the purchase of Common Stock (all such grants are referred to individually as an “Award” and collectively as “Awards”).
Section 2.    Administration.
Responsibility and authority to administer and interpret the provisions of the Plan shall be conferred upon the Board. The Board shall, subject to the provisions of the Plan, have the power to construe the Plan, to determine all questions arising thereunder and to adopt and amend rules and regulations for the administration of the Plan. Without limiting the foregoing, the Board shall have the discretion to determine the form, size, timing and vesting of Awards, and such discretion may be exercised with respect to future or then-outstanding Awards and need not be exercised uniformly among all directors. The Board may employ attorneys, consultants, accountants or other persons, and the Board, the Company and its officers shall be entitled to rely upon the advice, opinions or valuations of any such persons. All usual and reasonable expenses of the Board shall be paid by the Company. All actions taken and all interpretations and determinations made by the Board in good faith shall be final and binding upon all recipients who have received Awards, the Company and other interested persons. No member of the Board shall be personally liable for any action, determination or interpretation taken or made in good faith with respect to the Plan or Awards made hereunder, and all members of the Board shall be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.
Section 3.    Shares of Common Stock Subject to the Plan.
(a)    Number of Shares Issuable Under the Plan. Subject to Section 3(b), up to 400,000 shares of Common Stock may be issued with respect to grants of Awards under the Plan made on or after June 11, 2025 and for the settlement of the 2024 annual compensation awards made to non-employee directors in 2024. In the event that any Awards, or portions of an Award, granted under the Plan (inclusive of Awards granted prior to the amendment and restatement of the Plan herein), or Stock Units credited to a bookkeeping reserve account with respect to deferred Award Shares, terminate unexercised or are canceled, surrendered or forfeited for any reason, then the number of Award Shares and Stock Units or the number of shares underlying the Options which terminated unexercised or were canceled, surrendered or forfeited shall be added to the remaining number of shares of Common Stock for which Awards may be issued under the Plan.
(b)    Adjustments. The Board shall appropriately adjust the exercise price of outstanding Options and the maximum number and kind of shares subject to the Plan, Stock Units credited under the Plan, outstanding Awards and subsequent Awards in the event of reorganization, recapitalization, stock split, reverse stock split, stock dividend, exchange or combination of shares, merger, consolidation, rights offering or any change in capitalization of the Company.
(c)    Source of Shares. The Common Stock issued under the Plan will come from authorized but unissued shares of Common Stock, treasury shares, purchases by the Company on the open market or from any other proper source. The Company will set aside and reserve for issuance under the Plan the number of shares set forth in Section 3(a), as adjusted.
Section 4.    Eligibility.

All directors of the Company who are neither employees of the Company nor officers of the Company shall be eligible participants in the Plan.
Section 5.    Grants of Awards.
(a)    Annual Grants. Each individual who serves as a director of the Company and is, on the grant date, an eligible participant shall automatically be granted an Award, in such form and size as the Board determines from year to year which shall not exceed $390,000 in value on the date of grant (the “Annual Grant”), on the first business day after each Annual Meeting of Shareholders of the Company at which directors are elected (an “Annual Meeting”). Each Annual Grant shall be evidenced by a written agreement or other evidence of issuance (an “Award Agreement”) in such form acceptable to the Company and not inconsistent with the terms and conditions specified in the Plan.
(b)    Pro-Rata Grants. Each person who first becomes an eligible director on a date other than the date of an Annual Meeting shall receive, within thirty (30) days of the date such person is appointed as or first becomes a non-employee director, a pro-rata grant of a number of Award Shares or Options, depending on the form of Annual Grant granted on the first business day following the last preceding Annual Meeting (the “Preceding Annual Grant”), equal to the number, rounded up to the nearest whole number, determined by multiplying the shares underlying the Preceding Annual Grant by a fraction, (i) the numerator of which is the number of whole and partial months during the period measured from the date of appointment as an eligible director until the next following May 1st, and (ii) the denominator of which is 12.
Section 6.    Terms and Conditions of Award Shares.
Award Shares may be granted with or without restrictions. The terms and conditions of such Awards shall be as set forth below.
(a)    Unrestricted Shares. Unrestricted Shares are vested, nonforfeitable and freely transferable when granted under the Plan.
(b)    Restricted Shares:
(i)    Vesting. Restricted Shares are nonvested and forfeitable when granted under the Plan. Unless otherwise determined by the Board, Restricted Shares shall become vested and nonforfeitable on the earlier of (a) the day immediately prior to the first Annual Meeting that occurs after the grant date or (b) the first anniversary of the grant date, so long as the director’s service with the Company has not earlier terminated. If the director’s service with the Company terminates due to death or total disability, the Restricted Shares that have not previously become vested and nonforfeitable shall become vested and nonforfeitable as of the date that the director’s service with the Company so terminates. If the director’s service with the Company terminates for any reason other than death or total disability, then, unless the Board determines otherwise, all Restricted Shares that are not then vested and nonforfeitable, after giving effect to the vesting provision set forth above, will be immediately forfeited by the director and transferred to the Company upon such termination at no cost to the Company.
(ii)    Restrictions on Transfer. Until the Restricted Shares become vested and nonforfeitable, the Restricted Shares may not be assigned, transferred, pledged, hypothecated or disposed of in any way (whether by operation of law or otherwise), except by will or the laws of descent and distribution, and shall not be subject to execution, attachment or similar process. The Company shall not be required to (i) transfer on its books any Restricted Shares that have been sold or transferred in contravention of the Plan or (ii) treat as the owner of shares, or otherwise accord voting, dividend, distribution or liquidation rights to, any transferee to whom Restricted Shares have been transferred in contravention of the Plan.
(iii)    Shareholder Rights; Share Certificates. Each participating director shall be reflected on the Company’s books as the owner of record of the Restricted Shares as of the date of grant and shall possess all incidents of ownership of such shares, subject to Section 6(b)(ii), including the right to receive cash dividends with respect to such shares and to vote such shares; provided, that shares of Common Stock distributed in connection with a stock split or stock dividend shall be subject to restrictions on transfer and a risk of forfeiture to the same extent as the Restricted Shares with respect to which such shares are distributed. The Company will hold the share certificates for safekeeping, or otherwise retain the shares in uncertificated book entry form, until the Restricted Shares become vested and nonforfeitable. Until the Restricted Shares become vested and nonforfeitable, any share certificates representing such shares will include a legend to the effect that the director may not sell, assign, transfer, pledge or hypothecate the Restricted Shares. All regular cash dividends on the Restricted Shares held by the Company will be paid directly to the director. As soon as practicable after vesting of the Restricted Shares, the Company will deliver a share certificate to the director, or deliver shares electronically or a certificate form to the director’s designated broker on the director’s behalf, for such vested Restricted Shares.
Section 7.    Terms and Conditions of Options.
(a)    Exercisability. Unless the Board determines otherwise, the Options shall become exercisable on the earlier of (a) the day immediately prior to the first Annual Meeting that occurs after the grant date or (b) the first anniversary of the grant date, so long as the director’s service with the Company has not earlier terminated. Once an Option has become exercisable, it shall remain exercisable, to the extent not exercised, until its expiration date or earlier termination pursuant to Section 7(b).
(b)    Post-Termination Exercise. If a director’s service with the Company terminates due to the director’s death or total disability, the outstanding Options granted to such director shall become exercisable in full and shall remain exercisable for a period of one (1) year thereafter but not beyond their expiration date. If a director’s service with the Company terminates for any other reason, unless the Board determines otherwise, all Options granted to such director which are not then exercisable, after giving effect to the vesting provision set forth above, shall be canceled and the remaining Options shall continue to be exercisable for ninety (90) days thereafter but not beyond their expiration date.
(c)    Exercise Price. The exercise price per share for each Option granted under the Plan shall be one hundred percent (100%) of the Fair Market Value (as defined below) of a share of Common Stock as of the date of grant. “Fair Market Value” as of a given date for purposes of the Plan and any Award Agreement means (i) the closing sale price for the shares on The NASDAQ Stock Market or any national exchange on which shares of Common Stock are traded on such date (or if such market or exchange was not open for trading on such date or no shares of Common Stock traded on that day but were listed for trade, the next preceding date on which it was open and the shares of Common Stock did trade); or (ii) if the Common Stock is not listed on The NASDAQ Stock Market or on an established and recognized exchange, such value as the Board, in good faith, shall determine based on such relevant facts, which may include opinions of independent experts, as may be available to the Board.

(d)    Method of Exercise. Unless the Board determines otherwise, payment of the exercise price shall be in cash, in shares of Common Stock valued at their Fair Market Value on the date of exercise, or both, as elected by the director.
(e)    Restrictions on Transfer. The Options shall be exercisable only by the director during his or her lifetime and may not be transferred other than by will or the laws of descent and distribution unless the Board determines otherwise.
(f)    Expiration of the Options. The Options shall expire, if not sooner exercised or terminated, as of such date determined by the Board and set forth in the applicable Award Agreement; provided, however, that no Option shall expire later than ten (10) years after its date of grant.
Section 8.    Deferral of Award Shares.
(a)    Deferral of Award Shares. Directors may elect to defer receipt of Award Shares in accordance with the election procedures set forth below. If a director elects to defer the receipt of Award Shares, the number of Award Shares deferred shall be credited as Stock Units to a bookkeeping reserve account established for the director under the Plan as of the date that the Award Shares otherwise would have been issued to the director. Each Stock Unit shall represent the right to receive one share of Common Stock when the director incurs a separation from service with the Company (a “Separation From Service”) within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), provided that the Stock Unit is or has become vested and nonforfeitable on or before such date. Stock Units representing deferred Restricted Shares shall become vested and nonforfeitable at the same time and subject to the same conditions as the corresponding Restricted Shares to which they relate would have become vested and nonforfeitable but for their deferral of issuance.
(b)    Settlement of Stock Units. Except as provided in Section 9(a), all vested Stock Units shall be settled upon the date that the director incurs a Separation From Service with the Company or as soon as practicable thereafter but in no event later than the close of the calendar year in which the Separation From Service occurs or such later date as may be permitted under Section 409A of the Code. Except as provided in Section 9(a), all vested Stock Units shall be settled in the form of shares of Common Stock issued to the director or the director’s estate as applicable, provided that any vested fractional Stock Units credited to a director’s bookkeeping reserve account shall be settled in cash. If the director’s service with the Company terminates for any reason other than death or total disability, all Stock Units that are not then vested will be immediately forfeited by the director.
(c)    Deferral Election Procedures. All deferral elections shall be made in accordance with the following procedures:
(i)    An election pursuant to Section 8(a) shall be made by the director by executing and delivering a deferral agreement, in the form approved by the Company, to the Secretary of the Company. The deferral agreement shall become effective with respect to such director as of the first day of January following the date such deferral agreement is received by the Secretary of the Company, except as otherwise provided below. In the case of the first year in which a director becomes eligible to participate in the Plan, the director may execute and deliver a deferral agreement to the Secretary of the Company before or within thirty (30) days after the date the individual becomes an eligible director. If a newly eligible director delivers a deferral agreement after, but within thirty (30) days of, the date of appointment as a director, the deferral agreement will apply, solely with respect to the first grant of Award Shares received by the director after such appointment, to a number of Award Shares equal to (A) the Award Shares granted in such first grant minus (B) one-twelfth (1/12) times, as applicable, either the number of shares awarded under the Annual Grant if the individual first becomes an eligible director on the date of an Annual Meeting or the number of shares awarded under the Preceding Annual Grant if the individual first becomes an eligible director on a date other than the date of an Annual Meeting. If a newly eligible director delivers a deferral agreement on or before the date of appointment, the deferral agreement will apply to the entire first grant of Award Shares received by the director after such appointment. A director’s election shall continue in effect, unless earlier modified by the director, until the director no longer serves as a director of the Company or, if earlier, until the director ceases to participate in the Plan.
(ii)    A director may unilaterally modify a deferral agreement (either to terminate, increase or decrease the portion of the director’s future grants of Award Shares which are subject to deferral) by providing a written modification of the deferral agreement, in a form approved by the Company, to the Secretary of the Company. The modification shall become effective as of the first day of January following the date such written modification is received by the Secretary of the Company.
(iii)    The Board may from time to time establish policies or rules consistent with the requirements of Section 409A of the Code, to govern the manner in which deferrals of Award Shares may be made.
(d)    Rights in Respect of Deferred Award Shares. Award Shares that are deferred shall not represent an actual ownership in shares of Common Stock and the director shall have no voting or other rights as a shareholder in respect of Stock Units credited to the director’s bookkeeping reserve account. On each cash dividend payment date with respect to shares of Common Stock, each director who has Stock Units credited to a bookkeeping reserve account under the Plan on the record date for such dividend shall have credited to such account, as a dividend equivalent payment, additional Stock Units which shall be fully vested. The number of additional Stock Units to be so credited shall equal: (i) the product of (x) the per-share cash dividend payable, multiplied by (y) the total number of Stock Units which have not been settled or forfeited as of the record date for such dividend, divided by (ii) the Fair Market Value (as defined in Section 7(c)) of one share of Common Stock on the payment date of such dividend. If the unit holder’s Stock Units have been settled after the record date but prior to the dividend payment date, any Stock Units that would be credited pursuant to the preceding sentence shall be settled on or as soon as practicable after the dividend payment date.
(e)    Transferability of Rights. No director shall have the right to assign any right or interest in any Stock Unit or shares of Common Stock subject to a Stock Unit, or to cause or permit any encumbrance, pledge or charge of any nature to be imposed on any such Stock Unit or shares of Common Stock so deferred or any such right or interest, other than by will or the laws of descent and distribution.
Section 9.    Change in Control.
(a)    Acceleration of Vesting, Exercisability, and Award Termination upon Change in Control. In the event of a “Change in Control” (as defined below), (1)  all Restricted Shares, Options and Stock Units awarded under the Plan not previously vested, exercisable and nonforfeitable shall become fully vested, exercisable and nonforfeitable as of the date of, and immediately before, such Change in Control; (2) all outstanding Options not exercised prior to or upon the Change in Control will terminate at the effective time of such Change in Control unless provision is made in connection with the transaction for the continuation, assumption or settlement of such Options by, or for the substitution of equivalent options of, the surviving or successor entity or a parent thereof; and (3) all Stock Units credited to accounts as of the Change in Control will be settled in shares or in cash at the discretion of the Board upon the Change in Control or as soon as practicable thereafter but in no event later than the close of the calendar year in which the Change in Control occurs.

(b)    Definition of Change in Control. For purposes of this Section 9, a “Change in Control” means an event that meets the conditions for a “change in the ownership of a corporation” or a “change in the effective control of a corporation” or a “change in the ownership of a substantial portion of the assets of a corporation” each within the meaning of Section 409A of the Code and Treas. Reg. §1.409A-3(i)(5) through being one or more of the following:
(i)    any one person, or more than one person acting as a group, acquires, including without limitation through a tender or exchange offer, merger or other business combination, ownership of stock of the Company that, together with stock held by such person or group, constitutes more than fifty percent (50%) of the total fair market value or total voting power of the stock of the Company;
(ii)    any one person, or more than one person acting as a group, acquires, including without limitation through a tender or exchange offer, merger or other business combination, (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Company possessing more than 40% of the total voting power of the stock of the Company;
(iii)    any one person, or more than one person acting as a group, acquires (or has acquired during the twelve-month period ending on date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than 80% of the total gross fair market value of all the assets of the Company immediately before such acquisition or acquisitions; or
(iv)    a majority of members of the Company’s Board is replaced during any twelve (12)month period by Directors whose appointment or election is not endorsed by two-thirds of the members of the Company’s Board before the date of the appointment or election.
Section 10.    Amendment or Discontinuance.
The Board may amend, suspend or terminate the Plan or any portion thereof at any time as it determines appropriate, without further action by the Company’s shareholders, except to the extent required by applicable law or by any stock exchanges upon which the Common Stock may be listed; provided, however, that no action of the Board to amend, suspend or terminate the Plan may impair a director’s rights with respect to any Awards or Stock Units previously made under the Plan without the director’s consent and further provided that without the degree of shareholder approval required by the Company’s charter or bylaws, applicable law, or the rules and regulations of any exchange or trading market on which the Company’s securities are then traded, the Board may not: (a) increase the number of shares of Common Stock that may be issued under this Plan, (b) increase the maximum size of Awards that may be granted under this Plan, or (c) modify the requirements as to eligibility for participation in this Plan. Notwithstanding the foregoing, the Plan may be amended by the Board at any time, retroactively if required in the opinion of the Company, in order to ensure that the Plan complies with the requirements of Section 409A of the Code or other applicable law or the rules and regulations of any exchange or trading market on which the Company’s securities are then traded. No such amendment shall be considered prejudicial to any interest of a director. In the event that the Plan is terminated, the Company will continue to maintain the bookkeeping reserve accounts and settle Stock Units credited thereto only in accordance with the provisions of Section 409A of the Code.
Section 11.    Effective Date and Term of Plan.
The Board has approved the Plan, as set forth herein, as of March 21, 2025, subject to approval of the shareholders of the Company at the 2025 Annual Meeting of the Shareholders. Unless sooner terminated by the Board, the Plan shall continue in effect indefinitely until all shares of Common Stock approved for issuance under the Plan by the shareholders of the Company have been issued. Awards and Stock Units granted prior to termination of the Plan shall, notwithstanding termination of the Plan, continue to be effective and shall be governed by the Plan.

Section 12.    Continuation of Director or Other Status.
Nothing in the Plan or in any instrument executed pursuant to the Plan or any action taken pursuant to the Plan shall be construed as creating or constituting evidence of any agreement or understanding, express or implied, that the Company will retain a participant as a director or in any other capacity for any period of time or at a particular retainer or other rate of compensation, as conferring upon any participant any legal or other right to continue as a director or in any other capacity, or as limiting, interfering with or otherwise affecting the provisions of the Company’s charter, bylaws or the Tennessee Business Corporation Act relating to the removal of directors.
Section 13.    The Company’s Rights.
The existence of the Plan, grants of Awards, or crediting of Stock Units shall not affect in any way the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or other stocks with preference ahead of or convertible into, or otherwise affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of the Company’s assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.
Section 14.    No Trust or Fund Created.
Neither the Plan nor any Awards or crediting of Stock Units to a bookkeeping reserve account shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a director or any other person. To the extent that any director or other person acquires a right to receive payments from the Company pursuant to the Plan, such right shall be no greater than the right of any unsecured general creditor of the Company.
Section 15.    Governing Law.
The Plan and all determinations made and actions taken pursuant to the Plan shall be governed by the laws of the State of Tennessee pertaining to contracts made and to be performed wholly within such jurisdiction.
Section 16.    409A Savings Clause.
(a)    It is intended that the Plan comply with Section 409A of the Code. The Plan shall be administered, interpreted and construed in a manner consistent with such Section. Should any provision of the Plan not comply with Section 409A of the Code, that provision shall be modified and given effect, in the sole discretion of the Board and without requiring consent of any Award holder, in such manner as the Board determines to be necessary or appropriate to comply with Section 409A of the Code.
(b)    In the event that a holder of Stock Units is a “specified employee” upon “separation of service” (each within the meaning of Section 409A of the Code as determined in good faith by the Board), settlement of any Stock Units, the settlement of which is triggered by the occurrence of the separation from service, will be delayed until the first business day after the expiration of six months following the date of the separation from service.
Section 17.    Compliance with Laws.
To the extent the Company is unable to or the Board deems it infeasible to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance of any shares under the Plan, the Company shall be relieved of any liability with respect to the failure to issue such shares as to which such requisite authority shall not have been obtained.